Exhibit 4.3


                                 COVENANT BANK
                     Preferred Stock, Series B Certificate

                                 COVENANT BANK
                             Number - CBPB________

                                 COVENANT BANK
             INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY
                         300,000 SHARES PREFERRED STOCK
                           Par Value $25.00 Per Share

                               CUSIP 222837 30 4

                      SEE REVERSE FOR CERTAIN DEFINITIONS
                            SERIES B PREFERRED STOCK

THIS CERTIFIES THAT





IS THE OWNER OF

                                                                          Shares

of the SERIES B PREFERRED STOCK of COVENANT BANK, fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

     The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.


/s/ William T. Carson,             CORPORATE        /s/ Charles E. Sessa, Jr.,
    ------------------------          SEAL              ------------------------
    Secretary                         1988              President